UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2007

FREIGHTCAR AMERICA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51237	25-1837219
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two North Riverside Plaza, Suite 1250 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(800) 458-2235

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2007, Camillo M. Santomero, III resigned as Chairman of the Board of Directors (the “Board”) of FreightCar America, Inc. (the “Company”) and as a director of the Company. Mr. Santomero’s decision to resign was not due to any disagreement with the Company on any matter. Upon Mr. Santomero’s resignation, the Board reduced the number of members of the Board from eight to seven. This reduction eliminated the vacancy created by Mr. Santomero’s resignation.

Section 8 – Other Events

Item 8.01 Other Events.

Pursuant to his election at a meeting of the Board on February 12, 2007, Thomas M. Fitzpatrick assumed the position of non-executive Chairman of the Board on March 15, 2007. Mr. Fitzpatrick will receive a fee of $65,000 per year for his service as non-executive Chairman of the Board. Mr. Fitzpatrick has served as a director of the Company since December 6, 2005.

On March 15, 2007, Thomas A. Madden replaced Robert N. Tidball as Chairman of the Compensation Committee. Mr. Tidball replaced Mr. Fitzpatrick as Chairman of the Nominating and Corporate Governance Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FreightCar America, Inc.

Date: March 15, 2007	By:	/s/ Kevin P. Bagby
	Name:	Kevin P. Bagby
	Title:	Vice President, Finance, Chief Financial Officer, Treasurer and Secretary